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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K
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             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 21, 1996


                                 PhyMatrix Corp.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                           0-27568                            65-0617076
- -------------------------------      -----------------------          --------------------------------
(State or other jurisdiction of      (Commission File Number)         (IRS Employer Identification No.)
       incorporation)

                             777 South Flagler Drive
                            West Palm Beach, FL 33401
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                    (Address of principal executive offices)


                                 (407) 655-3500
                         ------------------------------
                         Registrant's telephone number,
                               including area code


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Item 5.  Other Events.

         On June 21, 1996, the following press release was issued in connection with PhyMatrix Corp.'s sale of convertible subordinated debentures:

         "West Palm Beach, FL -- June 21, 1996 -- PhyMatrix Corporation (Nasdaq:
         PHMX), a physician practice management company, today announced the sale of $100 million principle amount of 6 3/4 percent convertible subordinated debentures due 2003 to certain qualified institutional investors, accredited investors, and non-U.S. persons. The debentures will be convertible into PhyMatrix Corp. Common Stock. The closing is scheduled for June 26, 1996.

         The securities to be offered are not registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold absent registration under the Securities Act and applicable state securities laws or available exemptions from registrations."




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                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             PHYMATRIX CORP.


                                             By:  /s/ Frederick R. Leathers
                                                  -----------------------------
                                                  Frederick R. Leathers
                                                  Chief Financial Officer and
                                                     Treasurer

Dated: June 26, 1996